================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           Leasing Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                    [LOGO]

                       Ten Almaden Boulevard, Suite 1500
                           San Jose, California 95113


                                                                     May 5, 1997


Dear Fellow Shareholder:

     The Board of Directors and officers of Leasing Solutions, Inc. (the "Company") are pleased to invite you to attend the Company's 1997 Annual Meeting of Shareholders to be held at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95034, on Thursday, May 29, 1997, at 1:00 p.m., local time.

     As described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, shareholders of the Company will be asked to vote on the election of directors for the Company. Executive officers of the Company will be present at the Annual Meeting and will be available to talk with shareholders. We hope you will be able to attend.

     I URGE YOU TO VOTE YOUR PROXY AS SOON AS POSSIBLE. Your vote is very important, regardless of the number of shares you own. Please mark, sign and date each proxy card you receive and return it, at your earliest convenience, in the postage-paid envelope provided, even if you currently plan to attend the Annual Meeting. Returning your proxy card will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend.
I encourage you to vote "FOR" each of the Board's nominees for directors.

     PLEASE VOTE AND PROMPTLY RETURN YOUR PROXY CARD.

                           Sincerely,


                           /s/ Hal J Krauter

                           Hal J Krauter
                           President

                                    [LOGO]


                       Ten Almaden Boulevard, Suite 1500
                           San Jose, California 95113

                              ___________________

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 29, 1997

To the Shareholders of
LEASING SOLUTIONS, INC.

     The 1997 Annual Meeting of Shareholders of Leasing Solutions, Inc., a California corporation (the "Company"), will be held at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95034, on Thursday, May 29, 1997, at 1:00 p.m., local time, for the following purposes:

     1. To elect four directors to serve until the next annual meeting of shareholders of the Company and until their successors are elected and qualified. The four nominees for director are Hal J. Krauter, Louis R. Adimare, George L. Bragg and James C. Castle; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 7, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                     By Order of the Board of Directors


                     /s/ Hal J Krauter

                     Hal J Krauter
                     President

San Jose, California
May 5, 1997

                                    [LOGO]


                       Ten Almaden Boulevard, Suite 1500
                              San Jose, CA  95113
                        _______________________________

                                PROXY STATEMENT
                        _______________________________

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 29, 1997

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Leasing Solutions, Inc., a California corporation (the "Company"), for use at the Company's 1997 Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, May 29, 1997, at 1:00 p.m., local time, and at any and all adjournments and postponements of the Meeting. The Meeting will be held at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95034. This Proxy Statement and the accompanying form of proxy will be first mailed to shareholders on or about May 7, 1997.

   The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited in person or by telephone, facsimile, telegraph or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

                                     VOTING

   The close of business on April 7, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date, there were 8,225,546 shares of the Company's Common Stock (the "Common Stock") outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Meeting, except that shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates as such shareholder determines. For cumulative voting rights to be applicable, one or more shareholders must give notice at the Meeting, prior to the voting, of the intention to cumulate votes. The four nominees for director receiving the highest number of votes at the Meeting will be elected.

   The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

   Each proxy will be voted FOR the election of the four director nominees named herein, unless the shareholder otherwise directs in his or her proxy. If the shareholder directs how the proxy is to be voted, it will be voted according to the shareholder's direction. If cumulative voting is in effect at the Meeting, the shares represented by each proxy will be voted in the discretion of management so as to elect the maximum number of the director nominees named herein that may be elected by cumulative voting, unless the shareholder otherwise directs in his or her proxy. Any shareholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the shareholder who executed it is present at the Meeting and elects to vote the shares represented by the proxy in person.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information, as of April 1, 1997, regarding the beneficial ownership of the Common Stock of the Company, by (i) each person who is known by the Company to own beneficially 5% or more of the Common Stock, (ii) each of the other present directors and executive officers of the Company and (iii) all directors and executive officers of the Company as a group.

                                                        NUMBER OF SHARES
                                                          BENEFICIALLY            PERCENTAGE OF OUTSTANDING
 NAME AND ADDRESS OF BENEFICIAL OWNER/(1)/               OWNED/(2)(3)/                      SHARES
------------------------------------------------------------------------------------------------------------
Hal J Krauter /(4)/                                        1,222,250                        14.43%
Robert J. Kearns, III                                         21,159                           *
Glenda B. Allen                                                9,391                           *
Ronald M. Bannerman                                           13,581                           *
Dorian Jay DiMarco/(5)/                                        4,610                           *
Ian Harrison                                                       0                           *
Timothy P. Laehy                                               2,201                           *
Terence W. Murphy                                                223                           *
Steven J. Pressler                                                 0                           *
Steven L. Yeffa                                               13,327                           *
Louis R. Adimare                                             815,250                         9.62%
George L. Bragg                                               66,134                           *
James C. Castle                                               23,984                           *
J. & W. Seligman & Co./(6)/                                  944,183                        11.15%
American Century Companies, Inc./(7)/                        740,000                         8.74%
T. Rowe Price Associates, Inc./(8)/                          424,000/(9)/                    5.01%
Palisade Capital Management /(10)/                           580,373/(11)/                   6.85%

All directors and executive officers as a group
(13 persons)                                               2,192,110                        25.88%

 *    Less than 1%.
(1) Unless otherwise noted, all addresses are 10 Almaden Boulevard, Suite 1500, San Jose, California 95113.
(2) The number of shares beneficially owned is deemed to include shares as to which the persons named have or share either investment or voting power. Unless otherwise noted, and except for voting powers held jointly with a person's spouse, each person identified possesses sole voting and investment power with respect to the shares shown.
(3) Includes an aggregate of 247,159 shares which the officers and directors of the Company have a right to acquire on or before May 30, 1997, upon exercise of outstanding stock options granted under the Company's stock option plans. The amount of such shares for each such person named above is as follows: Mr. Krauter - 100,000; Mr. Kearns - 20,500; Ms. Allen - 1,750; Mr. Bannerman - 5,774; Mr. DiMarco - 2,012; Mr. Harrison - None; Mr. Laehy - 1,581; Mr. Murphy - None; Mr. Pressler - None; Mr. Yeffa-2,874; Mr. Adimare - 90,000; Mr. Bragg - 3,334; and Dr. Castle - 19,334.
(4) Includes 78,000 shares held of record by certain members of Mr. Krauter's family, with respect to which he disclaims beneficial ownership.
(5) Includes 2,598 shares held of record by a trust, and owned beneficially by Dorian Jay DiMarco, a trustee of the trust.
(6) From a Schedule 13G/A filed with the Securities and Exchange Commission by the shareholder on or about February 13, 1997. The actual number of shares beneficially owned may have changed since that date. J. & W. Seligman & Co.'s address is 100 Park Avenue, New York, New York 10017.
(7) From a Schedule 13G filed with the Securities and Exchange Commission by the shareholder on or about February 5, 1997. The actual number of shares beneficially owned may have changed since that date. American Century Companies, Inc.'s address is 4500 Main Street, P.O. Box 418210, Kansas City, Missouri 64141.
(8) From a Schedule 13G filed with the Securities and Exchange Commission by the shareholder on or about February 14, 1997. The actual number of shares beneficially owned may have changed since that date. T. Rowe Price Associates, Inc.'s address is 100 East Pratt Street, Baltimore, Maryland 21202.
(9) T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares.
(10) From a Schedule 13G filed with the Securities and Exchange Commission by the shareholder on or about February 1, 1997. The actual number of shares beneficially owned may have changed since that date. Palisade Capital Management's address is One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.
(11) Includes 200,573 shares which Palisades Capital Management has a right to acquire upon the conversion of convertible securities issued by the Company.

                                 ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     The Company's directors are elected at each annual meeting of shareholders. The Bylaws of the Company authorize not less than four nor more than seven directors. Currently, there are four directors. At the Meeting, four directors will be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

     The nominees for election as directors at the Meeting set forth in the table below are all incumbent directors of the Company. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any directors is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

     The following biographical information is furnished with respect to each of the four nominees for election as a Director at the Meeting.

NOMINEE              AGE   PRINCIPAL OCCUPATION                              DIRECTOR SINCE
-------              ---   --------------------                              --------------
Hal J Krauter         59   President and Chief Executive Officer                  1986
Louis R. Adimare      50   Private Investor                                       1986
George L. Bragg       64   Chairman of White River Concepts                       1989
James C. Castle       60   Chief Executive Officer of USCS International          1993

     Hal J Krauter co-founded the Company in 1986. He has been President and Chief Executive Officer of the Company since its inception, and served as Chief Financial Officer from March 1994 to January 1995. Prior to founding the Company, he served as President of Drivetech, Inc., a manufacturer of disk drives, from 1983 to 1984, and as President of MAD Computer Systems, Inc., a manufacturer of personal computers, from 1984 until 1986. Earlier, he was the founder and first President of Memorex Finance Company, the equipment leasing affiliate of Memorex Corporation, from 1979 to 1983. Prior to founding Memorex Finance Company, Mr. Krauter held various financial and management positions with Memorex Corporation, a supplier of IBM plug compatible products, and IBM Corporation, from June 1960 to December 1979, including Vice President and Chief Financial Officer of Memorex.

     Louis R. Adimare co-founded the Company in 1986. From August 1987 until March 1996, he served as the Company's Executive Vice President, concentrating on leasing activities and strategic relations. He was the Company's Chief
Operating Officer from September 1992 to March 1996.   Mr. Adimare retired as an
officer of the Company in March 1996. Prior to founding the Company, he had been a Regional Leasing Manager for Memorex Finance Company from 1984 to 1986, and a District Manager for Memorex Corporation from 1982 to 1984. From 1969 until 1982, Mr. Adimare held sales and sales management positions at Honeywell Information Systems, which was in the computer systems business.

     George L. Bragg has been Chairman and Chief Executive Officer of White River Concepts, a health products and health education company, since July 1996. He has also been Chairman of Markwood Capital Alliance, which provides management consulting and financing services to high technology and special situation companies, since September 1994. From October 1993 to September 1994, he was President and a Director of Nichols Institute, which provides clinical testing services to hospitals, laboratories and physicians on a nationwide basis. From 1991 to March 1993, Mr. Bragg served in various executive capacities, including Vice Chairman, with Western Digital Corporation, which is in the business of manufacturing and selling disk drives for the personal computer market. He has been a director of Western Digital since 1990. He served as Chairman and President of Boston Street Capital, a management and investment consulting firm, from 1990 to 1991. From 1989 until 1990, he served as Chairman of the Board, Chief Executive Officer and President of Sooner Federal Savings Association. He became President and Chief Operating Officer of Telex Corporation, which was in the computer networking and terminal workstation business, in 1986. When Telex merged with Memorex Corporation in 1988, he became Managing Director and Executive Vice President of Memorex Telex N.V., which positions he held until 1989. Mr. Bragg is a director of Old America Stores and of Eltron International, Inc.

     James C. Castle, Ph.D., has been, since August 1992, the Chairman and Chief Executive Officer of USCS International, which is in the business of providing subscriber management and billing services. Prior to joining USCS International, he served as President and Chief Executive Officer, from 1991 to 1992, of Teradata Corporation, a public company purchased by NCR in 1992, which develops and sells high performance systems and related products and services for relational database management. He was the Chairman and Chief Executive Officer of Infotron Systems Corporation, a communications network systems company, from 1987 to 1991, and President of TBG Information Systems, Inc., which is engaged in the information systems and services businesses, from 1984 to 1987. He also served as the Executive Vice President of Memorex Corporation from 1982 to 1984. Dr. Castle is a director of PAR Technology Corporation and ADC Telecommunications.

VOTE REQUIRED

     The nominees receiving the greatest number of votes at the Meeting, up to the number of authorized directors, will be elected. Shareholders are entitled to cumulate their votes with respect to the election of directors. See "Voting," above.

BOARD RECOMMENDATION

     THE COMPANY'S MANAGEMENT RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED ABOVE.

OTHER EXECUTIVE OFFICERS

     The following biographical information is furnished with respect to each of the executive officers of the Company, as of May 1, 1997, who are not nominees for election as a director at the Meeting.

     Robert J. Kearns, III, age 56, joined the Company in January 1995 as its Vice President, Finance and Chief Financial Officer. He became Executive Vice President in January 1996, and was appointed Chief Operating Officer in April 1997, at which point he was succeeded as Vice President, Finance and Chief Financial Officer. He served as Vice President-Capital Markets Group for GECAS, a GE Capital affiliate in the structured finance and lease finance businesses, from 1989 to June 1994. From 1984 to 1989, he served as a Senior Vice President of Manufacturers Hanover Leasing International/The CIT Group with lease financing responsibilities in the Far East and Europe. From 1980 to 1984, he acted as President of Arab Leasing Company, headquartered in Bahrain, which provided equipment financing in the Middle East. From 1969 to 1980, Mr. Kearns served in a variety of management and lending positions, focusing on both international and U.S. investment and commercial banking, with three major U.S. banks and a private investment banking company.

     Steven L. Yeffa, age 39, joined the Company in 1991 as Director, Funding and was promoted to Treasurer in January 1995. In April 1996, he was appointed Vice President, Finance - International. Mr. Yeffa was promoted to Vice President, Finance and Chief Financial Officer in April 1997. From 1989 to 1991 he served as Vice President, Funding at Matsco Financial Corporation, an equipment leasing company. From 1984 to 1989 he served as Asset Manager at CP National Corporation, a regional public utility, for which Mr. Yeffa directed the operations of their wholly-owned leasing company, CPN Leasco.

     Glenda B. Allen, age 54, joined the Company in 1986 as Director, Contract Administration. In November 1995, she became the Company's Vice President, Contract Administration. In January 1996, she became Secretary of the Company. From 1982 through 1985, she served as an account executive in the receivables financial group of Westinghouse Credit Corporation, a financial services company. From 1985 through 1986 and 1979 through 1982, she served as Director, Contract Administration for Memorex Finance Company. She also served in various administrative capacities with Memorex Corporation from 1974 through 1979. From 1968 through 1972, she served as a Credit Manager for GE Credit Corporation.

     Ronald M. Bannerman, age 48, joined the Company in 1991 as Vice President, Leasing. In September 1992, he was appointed to the position of Vice President, Vendor Programs and subsequently was appointed to the position of Vice President, New Business Development. From 1983 until he joined the Company, he served as a Vice President of Citicorp North America, Inc., an integrated banking and finance company, in its Equipment Finance/Leasing Group. While at Citicorp, he established its West Coast high technology equipment leasing office and managed the sales force of that office. Prior to joining Citicorp, Mr. Bannerman managed the captive finance company and third party leasing activities of Four-Phase Systems, a manufacturer of business systems, as Director, Finance Administration, from 1978 until 1983.

     Dorian Jay DiMarco, age 37, joined the Company in 1992 as Director of Vendor Programs and was appointed Vice President, Vendor Programs in January 1995 and subsequently was appointed to the position of Vice President, New
Business Development.   Prior to joining the Company, Mr. DiMarco was employed
by GE Capital Computer Leasing, a computer leasing company, serving as a Director of Portfolio Acquisition and Vendor Programs from June 1991 to July 1992, and as the Eastern Regional Sales Manager from September 1989 to June 1991. From 1986 to 1989, Mr. DiMarco was the Western Regional Sales Manager for General Electric Calma Company, a manufacturer of computer-aided design and manufacturing (CAD/CAM) systems.

     Ian Harrison, age 43, joined the Company in August 1996 as the Managing Director of Leasing Solutions International, Ltd., the Company's European subsidiary. He became a Vice President of the Company in September 1996. From January 1992 until joining the Company, he served as Director -- Northern Europe and Sale and Marketing Director-Europe of AT&T Capital Europe Limited, a financial services company. From 1985 through December 1991, he acted as the Managing Director of Wang Equipment Services, the finance company of Wang Laboratories. Before joining Wang, he served as special Projects Manager and Sales and Marketing Director, from 1983 to 1985, of Armco Europe Finance, a financial services company. Earlier, from 1982 to 1983, Mr. Harrison was a funding manager for International Brokerage and Leasing, a computer leasing and lease brokerage company.

     Timothy P. Laehy, age 40, joined the Company in 1991 as a Financial Analyst. In April 1996, after several promotions he was appointed to the position of Vice President, Corporate Finance and Treasurer. From 1990 through 1991, Mr. Laehy served as a Senior Associate at Recovery Equity Investors, a private investment fund. From 1988 through 1990, he served as an Associate at Guarantee Acceptance Capital Corporation, an investment bank.

     Terence W. Murphy, age 36, joined the Company in August 1995 as its Controller. He became Chief Accounting Officer in January 1996. In February 1997, Mr. Murphy became Vice President and Controller. From January 1994 until he joined the Company, he was the principal and sole owner of a firm providing tax, accounting and financial consulting services to businesses. From December 1989 to December 1993, he was Controller of LB Credit Corporation, an equipment finance company. Prior to joining LB Credit, he served as an Assistant Controller of Wells Fargo Leasing from 1987 to December 1989. Wells Fargo Leasing was acquired by LB Credit in December 1989. Mr. Murphy is a licensed CPA.

     Steven J. Pressler, age 44, joined the Company in January 1996 as Vice President, Leasing and subsequently was appointed to the position of Vice President, National Director of Leasing. Mr. Pressler served as a Vice President and Western Regional Sales Manager for Heller Financial, Inc., an integrated financial services company, from October 1994 until joining the Company. In that capacity, he managed the lease financing and vendor program activities for his region. From 1983 to October 1994, he served in various capacities, including, most recently, Senior Vice President, of Tucker Leasing-Capital Corporation, which was in the lease financing business on a national basis.
From 1974 until he joined Tucker, he served in a variety of leasing and credit positions with Chemical Bank, Industrial Credit Corporation (a subsidiary of Litton Industries) and Equitable Life Insurance.

COMMITTEES AND MEETINGS

     The audit committee of the Board of Directors of the Company (the "Board") currently consists of Mr. Bragg and Dr. Castle, two of the Company's non-employee directors. The audit committee reviews, and discusses with management and with the Company's independent accountants, the Company's financial reporting and accounting practices. It also reports to the Board concerning such reporting and such practices.

     The Company does not have a compensation committee or any other Board committee performing equivalent functions. Instead, decisions regarding executive officer compensation, except as described below, have been made by the Board as a whole, with each of Mr. Krauter and Mr. Adimare (when he was an officer of the Company) abstaining with respect to decisions regarding his compensation. During 1996, the members of the Board were Messrs. Krauter, Adimare, Bragg and Castle. The Company does not currently have a standing nominating committee of the Board.

     A committee of the Board, composed of the Company's non-employee directors (the "Independent Committee"), administers, and approves grants under, the 1995 Stock Option and Incentive Plan (the "1995 Plan") and the Employee Stock Purchase Plan.

     In November 1995, the Board formed a Corporate Development Committee of two Directors and appointed Mr. Krauter and Mr. Bragg as its members. The committee's charter is to assist in the Company's efforts to identify, and consider the purchase of, businesses and portfolios of leases and equipment that may be suitable for acquisition by the Company, to screen acquisition candidates and, as appropriate, to negotiate the principal terms and conditions of any such acquisition.

     During the Company's fiscal year ended December 31, 1996, there were five meetings of the Board and four meetings of the audit committee. Each of the current Board members attended all of the meetings of the Board, and of any committee on which he served, during that period.

DIRECTOR COMPENSATION

     The Company pays each of its non-employee directors an annual director's fee of $10,000 and a fee of $1,000 for each meeting of the Board, and each meeting of any committee thereof that is held on a day other than a day on which a meeting of the Board is held, that he attends in person. The Company also reimburses all directors for their reasonable out-of-pocket expenses incurred in connection with their attendance at Board or committee meetings. No director who is an employee of the Company receives compensation for services rendered as a director. The 1995 Plan provides for an automatic option grant of 15,000 shares for each new non-employee director and automatic annual grants of 5,000 shares for each other non-employee director. See "Stock Option and Stock Purchase Plans" below.

     The Company pays Mr. Bragg a consulting fee of $1,000 per day (appropriately pro-rated) for his services in providing consulting, at the Company's request, with respect to prospective acquisitions by the Company of businesses and significant portfolios of leases and equipment. The Company paid Mr. Adimare a consulting fee, during the 12 months beginning April 1996, of $3,000 per month in consideration of Mr. Adimare providing the Company consulting services, from time to time, at the Company's request. The Company also reimburses Mr. Bragg and Mr. Adimare for the reasonable out-of-pocket expenses each of them incurs in performing consulting services for the Company.

                   EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the Company's Chief Executive Officer and four other most highly compensated executive officers ("Named Officers") in all capacities in which they served:


                            SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                            OTHER             AWARDS OF
                                                ANNUAL COMPENSATION         ANNUAL             OPTIONS         ALL OTHER
        NAME AND POSITION            YEAR       SALARY     BONUS/(1)/    COMPENSATION            (#)        COMPENSATION/(2)/
-----------------------------------------------------------------------------------------------------------------------------
Hal J Krauter                        1996      $300,000     $125,000    $  5,447/(3)/                --         $110,686
  President and Chief                1995      $250,000     $125,000               --           100,000         $110,686
  Executive Officer                  1994      $240,000           --               --                --         $  1,000

Robert J. Kearns, III                1996      $165,000     $ 76,260    $  2,586/(4)/            15,000         $  1,000
  Executive Vice President,          1995      $152,519     $ 76,260               --                --         $  1,000
  and Chief Operating Officer        1994            --           --               --            75,000/(5)/          --

Ronald M. Bannerman                  1996      $108,408     $ 15,000    $ 30,038/(6)/                --         $ 13,771
  Vice President,                    1995      $108,408     $ 15,000    $ 36,783/(7)/             1,050         $ 13,771
  New Business Development           1994      $102,458     $ 10,246    $ 91,988/(7)/             7,000         $ 11,246

Dorian Jay DiMarco/(8)/              1996      $ 88,200     $ 79,750    $600,626/(9)/                --         $  7,623
  Vice President,                    1995      $ 88,200     $ 17,640    $216,339/(7)/             1,050         $  7,623
  New Business Development           1994            --           --               --                --               --

Steven J. Pressler/(10)/             1996      $109,320     $  3,735    $59,403/(11)/            50,000               --
  Vice President,                    1995            --           --               --                --               --
  National Director of Leasing       1994            --           --               --                --               --

-----------------------
(1)  See discussion below regarding the Company's Employee Bonus Plan.
(2) Includes a $1,000 matching contribution made by the Company for each of the named officers under the Company's 401(k) Plan. All other compensation reflected relates to amounts credited for the respective year to the respective officer's "phantom" account pursuant to the Company's Deferred Income Plan. See discussion below for descriptions of the Company's 401(k) Plan and Deferred Income Plan.
(3)  Amount represents term life insurance premiums paid on behalf of Mr.
     Krauter.
(4)  Amount represents term life insurance premiums paid on behalf of Mr.
     Kearns.
(5) Mr. Kearns joined the Company in January 1995. Award of options in 1994 was in connection with Mr. Kearn's agreement to join the Company.
(6) Amount represents commission of $29,256 paid to Mr. Bannerman and term life insurance premiums totaling $782 paid on behalf of Mr. Bannerman.
(7)  Amounts represent commissions paid to Mr. Bannerman or Mr. DiMarco.
(8) Mr. DiMarco became an officer of the Company in January 1995, but has been an employee of the Company since 1992.
(9) Amount represents commission of $600,230 paid to Mr. DiMarco and term life insurance premiums totaling $396 paid on behalf of Mr. DiMarco.
(10) Mr. Pressler became an officer and employee of the Company in January 1996.
(11) Amount represents commission of $58,885 paid to Mr. Pressler and term life insurance premiums totaling $518 paid on behalf of Mr. Pressler.

   Under the Company's Employee Bonus Plan, all full-time employees (other than field sales employees receiving commissions) are eligible to receive an annual cash performance bonus. Bonus payments to employees are typically made annually and the amount of each bonus payment is determined based on the Company's financial performance, the employee's salary range and the employee's personal performance. An employee must be employed at the time the bonus is paid by the Company in order to receive his or her annual bonus. Bonuses with respect to a year are typically paid during the first calendar quarter of the next year.

   Under the Company's Deferred Income Plan, an amount equal to each employee's annual bonus under the Employee Bonus Plan is credited to a phantom account.
The employee vests in each year's contribution to the account over a four-year period at the rate of 25% per annum. Vested amounts have generally been paid annually, in cash, to the employee. However, the Company does not have an obligation to pay any vested amount if the Board determines that the Company's financial performance or cash requirements do not warrant such payment being made. An employee must be employed by the Company at the time such payments are made in order to receive his or her annual Deferred Income Plan payment. Deferred Income Plan payments with respect to a year are typically paid when annual bonuses for that year are paid.

STOCK OPTION AND STOCK PURCHASE PLANS

   Stock Option Plans. The Company has two stock option plans, the 1986 Stock Option Plan (the "1986 Plan"), and the 1995 Stock Option and Incentive Plan (the "1995 Plan"), both of which provide for the granting of options ("Options") to executive officers, directors, and other employees of the Company. The 1986 Plan also permits grants of Options to non-employee consultants. The 1986 Plan covers 1,440,000 shares of the Common Stock and terminated in August 1996. The 1995 Plan covers 800,000 shares of Common Stock and terminates in 2004. As of April 1, 1997, Options with respect to 359,122 shares and 325,513 shares of Common Stock were outstanding, and Options with respect to an additional 99,296 shares and 211,743 shares were exercisable, under the 1986 Plan and 1995 Plan, respectively. As of the same date, Options with respect to 474,225 shares were available for grant under the 1995 Plan.

   Options granted under the 1986 Plan or the 1995 Plan (collectively, the "Plans") may be either options that qualify as "incentive stock options" ("Incentive Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as "incentive stock options" ("Non-Statutory Options"). Incentive Options may only be granted to persons who are employees of the Company, while Non-Statutory Options may also be granted to directors and consultants who are not employees. The 1995 Plan is administered by the Independent Committee. Subject to the terms of the 1995 Plan, the Independent Committee determines the persons to whom Options are granted (the "Optionees"), the terms and the number of shares subject to each Option, and whether an Option will be an Incentive Option or a Non-Statutory Option.

   Under the 1986 Plan, Options could not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. Under the 1995 Plan, the Independent Committee has the right to grant Options at an exercise price less than the fair market value of the Common Stock on the date of grant. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an Optionee may be exercised only by the Optionee. The term of each Option may not exceed ten years from the date the option is granted. All Options granted to date under the Plans have terms of either five or ten years. Options may become exercisable, or vest, in whole at the grant date or in installments over time, as determined by the Board or the Independent Committee, as the case may be. To date, substantially all of the Options granted, other than those Options granted to Messrs. Krauter and Adimare under the 1995 Plan described below and the non-employee director options granted under the 1995 Plan described below, vest cumulatively, in four equal installments, on each of the first four anniversary dates of the grant of the Option. Upon a change of control, dissolution or liquidation of the Company, all outstanding Options will either terminate or be assumed or replaced by the surviving or acquiring company and outstanding Options may be accelerated to permit the exercise of then unvested portions.

   On January 25, 1995, 100,000 and 90,000 Options were granted to Hal J Krauter and Louis R. Adimare, respectively, and become exercisable at a rate of 12.5% per quarter on each of the first eight quarterly anniversaries of their grant date. These Options are the first and only Options granted to Messrs. Krauter and Adimare, President and former Executive Vice President of the Company, respectively.

   Under the 1995 Plan, the Independent Committee, in addition to granting Options, may authorize any type of arrangement with an eligible employee that involves the issuance of Common Stock or any security that is exercisable for, convertible into or exchangeable for Common Stock, including awards in the form of sales and bonuses of stock, restricted stock, warrants, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. The 1995 Plan also permits the Independent Committee to include in such an award a provision conditioning or accelerating the receipt of benefits, either automatically or in its discretion, upon the occurrence of certain events, such as a change of control of the Company, sale of the Company or other significant corporate transaction involving the Company (an "Acceleration Event"). The 1995 Plan also provides for the automatic grant of Options to non-employee directors in the amount of 15,000 shares per year for new non-employee directors and 5,000 shares per year for each other non-employee director. Each of these non-employee director Options vest cumulatively, in three equal installments, on each of the first three anniversary dates of the grant, with such vesting to accelerate upon the occurrence of an Acceleration Event and upon the non-employee director's termination of service due to death or total disability.

   The Board may at any time amend or terminate each of the Plans, except that it may not increase the total number of shares subject to the Plan, reduce the minimum permissible exercise price under the Plan, extend the termination date of the Plan, or alter the class of persons eligible to receive Options under the Plan without shareholder approval. In addition, the Board may not amend the 1995 Plan to materially increase the benefits thereunder available to its executive officers or adversely affect the plan's compliance with Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") without shareholder approval. Furthermore, the principal terms of the non-employee director Options may not be amended more than once every six months other than to comply with applicable law.

   Employee Stock Purchase Plan. The Company has a 1994 Employee Stock Purchase Plan (the "Purchase Plan"), which is intended to qualify under the provisions of Sections 421 and 423 of the Code, that gives employees of the Company an opportunity to acquire shares of Common Stock at a discount from fair market value by means of payroll deductions. The Purchase Plan, which is administered by the Independent Committee of the Board, covers an aggregate of 200,000 shares of Common Stock and terminates in April 2004. Through April 1, 1997, a total of 30,793 shares have been sold under the Purchase Plan, and 169,207 shares are reserved for issuance. As of that date, there were approximately 67 employees eligible to participate in the Purchase Plan.

   The Purchase Plan is implemented by a series of 12-month offering periods, with a new offering period commencing on each May 1 and November 1. The last day of each of the two six-month exercise periods during each offering period is an exercise date under the Purchase Plan. The purchase price for the shares is accumulated by voluntary employee payroll deductions of between 1% and 10% of an employee's eligible compensation during each offering period. The purchase price per share at which shares are sold under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first day or last day of each offering period, whichever price is lower. In the event that the purchase price per share at the beginning of any offering period is less than the purchase price per share at the beginning of any prior offering period which has not then ended, the Independent Committee in its discretion may terminate the participation of all participants in the prior offering period and enroll them in the new offering period at the same payroll deduction rate.

   The maximum number of shares that a participant may purchase during any exercise period may not exceed 1,250. No employee will be permitted to purchase, pursuant to the Purchase Plan and any other similar purchase plans of the Company, more than $25,000 worth of stock in any calendar year. In addition, no employee who owns 5% or more of the voting power or value of all classes of stock of the Company will be permitted to purchase shares under the Purchase Plan. Any participant may withdraw from the Purchase Plan at any time prior to the end of the applicable offering period.

   Options under the Purchase Plan may not be transferred by a participant other than by will or under the laws of descent and distribution, and may be exercised during a participant's lifetime only by the participant. In the event of a sale, merger, dissolution or liquidation of the Company or a sale of all or substantially all of the Company's assets, any then current offering periods and exercise periods will terminate immediately prior to the date on which such proposed action is to be consummated, unless otherwise determined by the Independent Committee. Upon any such termination, unless otherwise determined by the Independent Committee, all options to purchase shares will be exercised automatically, on such date, to purchase the maximum number of full shares that may be purchased at the applicable exercise price with each participant's accumulated payroll deductions. Although the Board may at any time amend or terminate the Purchase Plan, no amendment may be made that would cause the Purchase Plan to fail to meet the requirements for employee stock purchase plans in Section 423 of the Code.

401(K) PROFIT SHARING PLAN

   In 1993, the Company adopted its 401(k) Profit Sharing Plan (the "401(k) Plan"), pursuant to Section 401(k) of the Code. Employees may participate in the 401(k) Plan if they have been employed by the Company for at least six months and if they work more than 500 hours per year. Pursuant to the 401(k) Plan, each eligible participant may contribute up to 15% of his or her eligible compensation to the maximum amount permitted under the Code. The Company makes an additional matching contribution each year equal to 100% of an employee's contribution, up to a maximum of $1,000 per employee. The Company also may contribute such additional discretionary amount as it may determine. Matching amounts contributed by the Company in 1995 for the benefit of its executive officers are included in the Summary Compensation Table set forth above.

OPTION GRANTS IN LAST FISCAL YEAR

   Shown below is information with respect to grants of Options to Named Officers during 1996.

                             OPTION GRANTS IN 1996

                                                   Percentage                                           Potential Realizable Value
                                                    of Total                                            at Assumed Annual Rates of
                                                    Options                                            Stock Price Appreciation for
                                   Options         Granted to         Exercise                                  Option Term
                                   Granted         Employees            Price         Expiration       ----------------------------
Name                                  #             in 1996         ($ per share)        Date              5%                10%
-----------------------------------------------------------------------------------------------------------------------------------
Robert J.  Kearns, III/(1)/         15,000           17.85%           $14.50           7/24/01          $ 60,091         $  132,786
Steven J. Pressler /(2)/            50,000           59.51%           $14.00           1/23/06          $440,226         $1,115,620

---------------

(1) The option granted to Mr. Kearns were granted on July 24, 1996, and become exercisable at a rate of 25% per year on each of the four anniversaries of the grant date.
(2) The option granted to Mr. Pressler were granted on January 23, 1996, and become exercisable at a rate of 25% per year on each of the four anniversaries of the grant date.

OPTION EXERCISES AND YEAR-END VALUES

   Shown below is information with respect to Options exercised by Named Officers during 1996 and unexercised Options held as of December 31, 1996.


                    AGGREGATE OPTIONS EXERCISES IN 1996 AND
                          1996 YEAR-END OPTION VALUES


                                                                   Number of Unexercised                 Value of Unexercised
                                  Shares                              Options Held at                  In-the-Money Options at
                                Acquired on                              12/31/96                          12/31/96 /(1)/
                                 Exercise         Value     ------------------------------------------------------------------------
            Name                     #          Realized      Exercisable       Unexercisable       Exercisable       Unexercisable
------------------------------------------------------------------------------------------------------------------------------------

Hal J Krauter                        --                --       87,500              12,500           $1,575,000          $225,000
Robert J.  Kearns, III               --                --       37,500              52,500           $  721,875          $890,625
Ronald M. Bannerman               8,500 /(2)/    $133,875        3,762               4,288           $   61,591          $ 71,059
Dorian Jay DiMarco                3,418 /(3)/    $ 53,359            0               4,288                   --          $ 71,059
Steven J. Pressler                   --                --            0              50,000                   --          $587,500

------------------

(1) Based on a value of $25.75 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996, less the applicable exercise price of the options.
(2) Based on an exercise price of $0.50 per share and a value of $16.25 per share, the closing price of the Common Stock on the Nasdaq National Market on May 29, 1996.
(3) Based on an exercise price of $1.25 per share and a value of $28.50 per share, the closing price of the Common Stock on the Nasdaq National Market on October 3, 1996, with respect to 1,406 shares; based on an exercise price of $9.50 per share and a value of $16.75 per share, the closing price of the Common Stock on the Nasdaq National Market on June 13, 1996, with respect to 1,750 shares; and based on an exercise price of $7.75 per share and a value of $16.75 per share, the closing price of the Common Stock on the Nasdaq National Market on June 13, 1996, with respect to 262 shares.

                 COMPENSATION REPORT OF THE BOARD OF DIRECTORS

COMPENSATION DECISIONS

     As discussed in "Committees and Meetings" above, decisions regarding executive officer compensation, other than with respect to the 1995 Stock Option and Incentive Plan and the 1994 Employee Stock Purchase Plan, are made by the Board as a whole, with each director who is also an executive officer abstaining
from voting with respect to his own compensation.   The Independent Committee
administers the 1995 Plan and the Purchase Plan. For purposes of this report, each reference to the "Board", as it relates to the 1995 Plan, or grants of options or other equity-based incentive compensation under that plan, or the Purchase Plan, is intended to mean only the Independent Committee.

FUNCTIONS

     The Board is responsible for assuring that all of the executive compensation programs of the Company are developed, implemented, and administered in a way that supports the Company's fundamental philosophy that a significant proportion of executive compensation should be effectively linked to the financial performance of the Company.

     The Board generally meets on a quarterly basis. As necessary, it addresses executive compensation issues for new or continuing executive officers at its meetings. It considers, modifies as necessary, and approves individual executive officer compensation arrangements, as well as changes to the Company's overall compensation program, recommended by the Company's President.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Board believes that the Company's executive compensation program is designed to achieve several goals, all of which are intended to closely align the financial interest of the Company's executive officers with those of the Company's shareholders. These goals include:

     . attracting, retaining and motivating executive officers key to the success of the Company;

     . rewarding executive officers for the financial success of the Company and the enhancement of shareholder value, as well as for their individual performance; and

     . integrating executive compensation with both annual and long-term financial results of the Company.

     The Board believes that, to accomplish these goals, the executive compensation program should be based on three distinct components: base pay, annual incentives, and long-term incentives. The Company obtains and participates in an industry association survey and gathers other data concerning executive compensation in other public companies in the Company's industry. The information in that survey and such other data are used by the President to evaluate the Company's executive compensation programs, with respect to each of those components, in comparison with those offered by comparable companies, and to assist in the development of his recommendations for executive compensation.

COMPENSATION PLANS

     The principal components of executive compensation are described below:

     Base Compensation. The Board generally adheres to a policy of paying base salaries to executive officers that are near the mid-range of compensation levels of comparable executives in comparable companies. The Board reviews the President's recommendations for executive officers' salaries which, as noted, are based in part on an industry survey and on data with respect to compensation of executives with similar responsibilities in other public companies in the Company's industry. Other factors considered by the Board include the competitive environment, experience levels, position and responsibility, Company performance and individual performance of each executive officer.

     Annual Incentive Compensation Plan. The Company maintains an annual Employee Bonus Plan pursuant to which all of the Company's full-time employees (other than field sales employees receiving commissions), including executive officers, are eligible to receive a cash bonus. The plan is reviewed and approved annually by the Board. The amount of each bonus payable under the plan is determined based on the Company's financial performance (as specified in the plan), the employee's salary range and the employee's personal performance. The plan affords the executive officers the opportunity to earn a bonus which is a substantial percentage of their annual base compensation (up to 50% for the President, Executive Vice President, Vice President, Finance and Managing Director of Leasing Solutions International, Ltd.). The percentage for each of the executives officers is determined by the Board, based on the recommendation of the President. The Board believes that tying the payment of an annual bonus to the financial performance of the Company has had the desired effect of closely aligning the financial interests of the Company's executive officers with those of the Company's shareholders and is consistent with each of the executive compensation goals described above.

     Deferred Income Plan. The Company also maintains a Deferred Income Plan for its employees, including its executive officers. Under this plan, an amount equal to each employee's annual bonus is credited to a phantom account. The employee vests in each year's credited amount over a four year period at the rate of 25% per annum. Vested amounts have generally been paid annually, in cash, to the employee. However, the Company does not have an obligation to pay any vested amount if the Board determines that the Company's financial performance or cash requirements do not warrant such payment being made. Nonetheless, this vesting arrangement creates a substantial incentive for executive officers to remain with the Company over the long-term.

     Stock Options and Other Incentive Arrangements. The Board and the Independent Committee administer the Company's 1995 Stock Option and Incentive Plan, under which options to purchase Common Stock and other equity based incentives are granted to employees of the Company, including its executive officers. This plan is designed to attract, retain and motivate executive officers, as well as other employees, to increase the market value of the Common Stock.

     Subject to the provisions of the 1995 Plan and taking into account the recommendations of the President, the Independent Committee determines the employees to whom options will be granted and the number of shares subject to, and the terms of, each option. The number of options granted to an employee is related to his or her base salary and level of responsibility. All options are granted with an exercise price equal to fair market value of the Common Stock on the date of the grant.

     To date, all options have been granted for a term of five or ten years, with vesting being cumulative, generally in four equal installments on each of the first four anniversary dates of the grant of the option. Because an option will provide compensation to an executive officer only if, and to the extent, the market price of the Common Stock increases over the exercise price of the option, the use of options, as part of the compensation packages of the executive officers, further closely aligns the financial interest of the Company's executive officers with those of the Company's shareholders. Due to the vesting arrangement which is a part of each option grant, the participation of each executive officer in the option plan also fosters the executive's long-term interest in the financial performance of the Company and the Common Stock.

     Other Benefits. Executive officers also participate in other employee benefit programs, including health insurance, group life insurance and the 401(k) Plan. Under the 401(k) Plan, the Company makes matching contributions of 100% of a participant's contribution up to $1,000 per year per participant. In addition, executive officers, other than Mr. Krauter, are entitled to participate in the Purchase Plan. Under the Purchase Plan, each employee, including executive officers, subject to certain limits, may purchase Common Stock of the Company at a 15% discount from its fair market value in an amount up to 10% of his or her annual compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The process of determining the compensation for Mr. Krauter, the Company's President and Chief Executive Officer, and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of each of the Company's other executive officers. In particular, the Board considers the Company's financial performance, as well as the Chief Executive Officer's individual performance, in establishing his compensation. As noted above, as much as approximately 50% (when taking into account the Employee Bonus Plan and Deferred Income Plan) of the Chief Executive Officer's potential aggregate cash compensation is based principally on the Company's financial performance.


April 30, 1997           BOARD OF DIRECTORS


                         Hal J Krauter, Chairman
                         Louis R. Adimare
                         George L. Bragg
                         James C. Castle

                             STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative return to the Company's shareholders of an investment in the Common Stock with the cumulative return of the NASDAQ National Market Index and the NASDAQ Financial Stocks Index for the period commencing March 30, 1993 (the Company's initial public offering date) and ending December 31, 1996 (the last day of stock trading during the Company's fiscal year). No assurances can be given that the return to shareholders over the specified period will be indicative of future returns to shareholders.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
               among investments in the Company's Common Stock, the NASDAQ National Market Index and the NASDAQ Financial Stocks Index


Measurement Period                         NASDAQ STOCK         NASDAQ FINANCIAL
(Fiscal Year Covered)       LSSI           MARKET U.S. ONLY     STOCKS
-------------------         ----------     ----------------     ----------------
Measurement Pt-03/30/93     $100           $100                 $100
FYE 12/31/93                $200           $113                 $106
FYE 12/30/94                $138           $111                 $107
FYE 12/29/95                $300           $157                 $155
FYE 12/31/96                $515           $193                 $199

_______________________

* Assumes $100 was invested on March 30, 1993 (the date of the Company's initial public offering of its Common Stock) in the Common Stock and in each index, and that any dividends were reinvested. The Company has not paid any dividends on the Common Stock.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Pursuant to Section 16(a) of the 1934 Act and the rules promulgated thereunder, executive officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock are required to file with the Securities and Exchange Commission and furnish to the Company reports of ownership and changes in ownership of the Common Stock. Based solely on its review of the copies of such reports received by it with respect to the year ended December 31, 1996, the Company believes that, except as described below, all reports required to be filed by such reporting persons during or with respect to the year ended December 31, 1996 were timely filed. Steven J. Pressler, who was employed as Vice President, Leasing in January 1996, filed a Form 3 in April 1996 reporting his initial statement of beneficial ownership of derivative securities, which statement should have been reported in February 1996. Dorian Jay DiMarco, the Company's Vice President - New Business Development, timely filed a Form 5 in February 1997 reporting the acquisition of options to purchase Common Stock and the disposition of shares of Common Stock in October 1996. This acquisition of options and disposition of shares should have been reported in a Form 4 in November 1996. Mr. DiMarco's February 1997 Form 5 also reported the disposition of shares of Common Stock in May 1996 and the acquisition of shares of Common Stock in June 1996, which disposition and acquisition should have been reported in a Form 4 filed in June and July 1996, respectively.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     At the determination of the Board, the accounting firm of Deloitte & Touche LLP, certified public accountants, has served as the Company's auditors since 1986. The Board has again selected Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 1997. One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders who wish to include proposals in the proxy statement for the Company's 1998 Annual Meeting of Shareholders, for action at that meeting, must cause their proposals to be received in writing by the Company, at its address set forth on the first page of this Proxy Statement, no later than January 31, 1998. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

     The Board does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their respective judgments.

                                 ANNUAL REPORT

     The Company's 1997 Annual Report to Shareholders has been mailed to shareholders concurrently with the mailing of this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of the Company's proxy solicitation materials.

     UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED IN WRITING TO THE COMPANY AT TEN ALMADEN BOULEVARD, SUITE 1500, SAN JOSE, CALIFORNIA 95113,
ATTENTION:  INVESTOR RELATIONS.


San Jose, California
May 5, 1997

     SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES FOR DIRECTOR ON, AND SIGN, DATE AND RETURN, THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. YOUR PROMPT RETURN OF THE ENCLOSED PROXY WOULD BE GREATLY APPRECIATED.

1177-PS-97

                               DETACH HERE                                 LEA 1


                            LEASING SOLUTIONS, INC.
                       Ten Almaden Boulevard, Suite 1500
P                         San Jose, California 95113
R         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X    The undersigned hereby appoints Hal J Krauter and Robert J. Kearns, III, or
Y either of them acting alone, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated on the reverse side, all of the shares of Common Stock of Leasing Solutions, Inc. (the "Company") held of record by the undersigned on April 7, 1997, at the Annual Meeting of Shareholders to be held at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95034-1125, on Thursday, May 29, 1997, at 1:00 p.m., Pacific Time, and any adjournment thereof.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NAMED NOMINEES.

      IMPORTANT - PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               SEE REVERSE SIDE

                                 DETACH HERE                               LEA 1

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

 ----------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR the named nominees.
 ----------------------------------------------------------------------------

1. Election of four Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Nominees:  Hal J Krauter, Louis R. Adimate, George L. Bragg and James C. Castle

                FOR                            WITHHELD
                [_]                               [_]


[_]  ______________________________________
     For all nominees except as noted above

                              MARK HERE
                             FOR ADDRESS     [_]
                              CHANGE AND
                             NOTE AT LEFT


This Proxy is being solicited by the Board of Directors of Leasing Solutions, Inc.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.


Signature:__________________________ Date:______________________________

Signature:__________________________ Date:______________________________